                                                              EXHIBIT 12.1

                                 MTL INC.

          COMPUTATION OF THE RATIO OF EARNINGS TO FIXED CHARGES

                                                                                   9 MONTHS     9 MONTHS
                                                                                    ENDING       ENDING
                          1993       1994        1995        1996        1997       9/30/98      9/30/97
                       ---------- ----------- ----------- ----------- ----------- -----------  -----------
EARNINGS:
 Pre-tax income
 (loss)..............  $7,037,000 $10,545,000 $13,209,788 $14,940,309 $17,879,586 $(6,645,000) $13,610,000
   Add:
     Total Fixed
     charges (as
     calculated
     below)..........   6,587,305   4,744,174   3,881,969   4,758,072   4,726,553  11,063,438    3,291,153
     Amortization
     expense of
     previously
     capitalized
     interest........         --          --          --          --          --          --           --
   Less:
     Interest
     capitalized
     during the
     period..........         --          --          --          --          --          --           --
                       ---------- ----------- ----------- ----------- ----------- -----------  -----------
   Earnings..........  13,624,305  15,289,174  17,091,757  19,698,381  22,606,139   4,418,438   16,901,153
FIXED CHARGES:
   Rent expense under
   operating
   leases X  1/3 of
   Rent expenses.....   1,970,427   1,332,306     958,162   2,209,532   2,821,179     887,445    1,637,782
   Interest portion
   of rent expense...     656,809     444,102     319,387     736,511     940,393     295,815      545,927
   Interest cost
   (expensed and
   capitalized)......   5,760,500   4,222,912   3,543,867   3,959,669   3,706,137  10,307,234    2,675,345
   Proforma interest
   cost:
     Interest cost
     (on new debt)...
     Fee for unused
     portion of
     Revolving Credit
     Facility........
   Debt amortization
   expense...........     169,996      77,160      18,715      61,892      80,023     460,389       69,881
                       ---------- ----------- ----------- ----------- ----------- -----------  -----------
   TOTAL FIXED
   CHARGES...........   6,587,305   4,744,174   3,881,969   4,758,072   4,726,553  11,063,438    3,291,153
RATIO OF EARNINGS TO
FIXED CHARGES(1)(2)..        2.07        3.22        4.40        4.14        4.78         --          5.14
                               PROFORMA
                       ---------------------------
                        12 MONTHS      9 MONTHS
                          ENDING        ENDING
                           1997        9/30/98
                       ------------- -------------
EARNINGS:
 Pre-tax income
 (loss)..............  $(16,300,000) $(18,300,000)
   Add:
     Total Fixed
     charges (as
     calculated
     below)..........    40,440,393    30,182,482
     Amortization
     expense of
     previously
     capitalized
     interest........           --            --
   Less:
     Interest
     capitalized
     during the
     period..........           --            --
                       ------------- -------------
   Earnings..........    24,140,393    11,682,482
FIXED CHARGES:
   Rent expense under
   operating
   leases X  1/3 of
   Rent expenses.....     2,821,179     1,747,445
   Interest portion
   of rent expense...       940,393       582,482
   Interest cost
   (expensed and
   capitalized)......
   Proforma interest
   cost:
     Interest cost
     (on new debt)...    37,700,000    28,300,000
     Fee for unused
     portion of
     Revolving Credit
     Facility........       300,000       200,000
   Debt amortization
   expense...........     1,500,000     1,100,000
                       ------------- -------------
   TOTAL FIXED
   CHARGES...........    40,440,393    30,182,482
RATIO OF EARNINGS TO
FIXED CHARGES(1)(2)..           --            --

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(1) Earnings were insufficient to cover fixed charges by $6.6 million for the nine months ended September 30, 1998 and $16.1 million and $18.3 million for the pro forma year ended December 31, 1997 and nine months ended September 30, 1998, respectively.

(2) During the six months ended September 30, 1998, the Company incurred a non-recurring expense of $13.4 million related to the vesting of options of MTL stock in connection with the MTL Transactions. Excluding this expense, the ratio of earnings to fixed charges would have been 1.6x.